Exhibit 5.1

August 15, 2007

Kosan Biosciences Incorporated

3832 Bay Center Place

Hayward, CA 94545

Ladies and Gentlemen:

We have acted as counsel to Kosan Biosciences Incorporated, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a prospectus (the “Prospectus”) which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

•	shares of common stock, par value $.001 per share, of the Company (the “Common Stock”);

•

warrants to purchase Common Stock (the “Warrants”), which may be issued pursuant to warrant agreements to be dated on or about the date of the first issuance of the Warrants thereunder (the “Warrant Agreement”), between the Company and a warrant agent to be selected by the Company (the “Warrant Agent”), filed as Exhibit 4.4 to the Registration Statement; and

•

units comprised of Common Stock and Warrants (the “Units”), which may be issued pursuant to unit agreements to be dated on or about the date of the first issuance of the Units thereunder (the “Unit Agreement”), between the Company and a unit agent to be selected by the Company (the “Unit Agent”).

The Common Stock, the Warrants and the Units are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered is $75,000,000.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought independently to verify such matters.

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

Kosan Biosciences Incorporated

August 15, 2007

Page Two

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of such shares of Common Stock is not less than the par value of the Common Stock. We have also assumed that any Warrants and Units offered under the Registration Statement, and the related Warrant Agreement and Unit Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that with respect to any Common Stock being issued upon exercise of any Warrants, the Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and, as to the Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.

With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been prepared, delivered and filed as required by such laws; (ii) the terms of the Common Stock and the issuance thereof have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the Common Stock and the issuance and sale thereof do not violate any applicable law, are in conformity with the Company’s then operative certificate of incorporation (the “Certificate of Incorporation”) and bylaws (“Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for such Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the shares of such Common Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement or upon exercise of any Warrants issued under the Warrant Agreement or as any part of any

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

Kosan Biosciences Incorporated

August 15, 2007

Page Three

Units issued under the Unit Agreement, as applicable, in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

2.	With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been prepared, delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of such Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) such Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.

With respect to the Units issued under the Unit Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been prepared, delivered and filed as required by such laws; (ii) the terms of the Unit Agreement have been duly established so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Unit Agreement has been duly authorized by the Company and the Unit Agent by all necessary corporate action; (iv) the Unit Agreement has been duly executed and delivered by the Company and the Unit Agent; (v) the issuance and terms of such Units have been duly authorized by the Company by all necessary corporate action; (vi) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement so as not to violate any applicable law, the Certificate of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

Kosan Biosciences Incorporated

August 15, 2007

Page Four

with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) such Units have been duly executed and delivered by the Company and authenticated by the Unit Agent pursuant to the Unit Agreement and delivered against payment therefor, then the Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

COOLEY GODWARD KRONISH LLP

By: /s/ Suzanne Sawochka Hooper

        Suzanne Sawochka Hooper

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM